Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President - Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	Josh Gitelson, Sr. Director - Global Communications (781) 356-9776 josh.gitelson@haemonetics.com

David Trenk, Sr. Manager - Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Haemonetics Updates Financial Reporting Segments
BOSTON, MA, June 5, 2026 — Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative solutions designed to improve patient outcomes, today announced an update to its reportable segment structure to better align external financial reporting with how the Company manages its business and allocates resources. Under the new structure, Haemonetics will transition from three reportable segments to two. The previously reported Plasma and Blood Center segments will be combined into a single reportable segment, Apheresis, while the Hospital segment will be renamed MedSurg. The updated segment names more accurately reflect the underlying businesses, technologies, and markets served.
Consistent with prior practice, Haemonetics expects to continue providing additional supplemental revenue disclosure in its earnings materials. The Apheresis segment will include supplemental disclosure for Plasma and Other, while the MedSurg segment will continue to include Blood Management Technologies and Interventional Technologies.
Haemonetics will begin reporting financial results under its new reportable segment structure with the first quarter of fiscal year 2027, which commenced on March 29, 2026. To facilitate comparability, the Company has posted a supplemental presentation containing recast quarterly historical revenue for fiscal years 2024, 2025, and 2026, as well as a recast of its previously issued fiscal year 2027 revenue guidance to align historical and guidance disclosures with the new reportable segment structure. The supplemental presentation is not a reaffirmation or update of the Company’s previously issued fiscal year 2027 guidance. Updates, if any, will be provided on the Company’s first quarter fiscal year 2027 earnings call.
The supplemental presentation is available on the Company's Investor Relations website which may be accessed at https://haemonetics.gcs-web.com/static-files/329078b2-08fa-45a4-ba29-f069a3e18ec3.
About Haemonetics
Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) the change in the Company’s reportable segments, and prospective supplemental disclosures within this framework; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.
Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment initiative; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company’s ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.